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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                         August 1, 2001 (August 1, 2001)


                       PRECISION OPTICS CORPORATION, INC.
           -----------------------------------------------------------

             (Exact name of registrant as specified in its charter)

Massachusetts                       001-10647                04-2795294
------------------                  ------------------       ---------------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
of incorporation or organization)   File Number)             Identification No.)


                 22 East Broadway, Gardner, Massachusetts 01440
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (978) 630-1800


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Item 5.    Other Events.

On August 1, 2001, the Registrant issued the following press release announcing a reduction in its workforce:

FOR IMMEDIATE RELEASE                                  WEDNESDAY, AUGUST 1, 2001

                     PRECISION OPTICS CORPORATION ANNOUNCES
                               WORKFORCE REDUCTION

GARDNER, MASSACHUSETTS - Precision Optics Corporation, Inc. (Nasdaq: POCI) announced today that it is reducing its workforce by approximately 30%, or 24 employees.

The sharp reduction in demand and industry-wide excess inventory levels of passive telecommunications components has hampered the Company's ability to obtain new orders for its Dense Wavelength Division Multiplexer filters. Furthermore, the Company's principal customer for DWDM filters has notified the Company that it is canceling approximately $140,000 of filter orders. The Company was notified that this action was due exclusively to the customer's excess inventory issues affecting all of its vendors and all product lines. As a result, the Company expects shipments of its DWDM filters during the quarter ending September 30, 2001 to be substantially lower than the $620,000 of filter shipments in the previous quarter. The Company cannot predict when significant demand for its DWDM filters will resume.

Along with the workforce reduction, the Company will be reducing other discretionary expenses. These actions together are expected to generate annual cash savings in the range of $1.5 million to $2 million. The Company will continuously monitor marketplace conditions to determine whether additional cost savings measures are necessary.

ABOUT PRECISION OPTICS
----------------------
Precision Optics Corporation, a leading manufacturer of optical thin films and optical instruments since 1984, designs and manufactures high-quality optical thin film coatings, medical instruments, and other advanced optical systems. Major applications for the Company's thin film coatings include DWDM filters used to increase the bandwidth capacity of fiber-optic telecommunications networks. The Company's medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class 3-D endoscope for use in minimally invasive surgical procedures.

Forward-looking statements contained in this news release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the optical communications and medical product markets, the impact of competitive products and pricing, availability of third-party components, cost and yields associated with production of the Company's optical communications and other products and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000.

                                       ###


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRECISION OPTICS CORPORATION, INC.

Date:  August 1, 2001               By: /s/ Jack P. Dreimiller
                                        --------------------------------------
                                           Name:      Jack P. Dreimiller
                                           Title:     Senior Vice President,
                                                      Finance and
                                                      Chief Financial Officer




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